Exhibit 99.1

For Information Contact:

Investor Relations

Varian, Inc.

650.213.8000, Ext. 3752

ir@varianinc.com

VARIAN, INC. REPORTS FIRST QUARTER 2007 RESULTS

•	Sales Up 11%

•	Non-GAAP Operating Earnings Up 35%, GAAP Operating Earnings Up 56%

•	Non-GAAP Diluted EPS Up 39%, GAAP Diluted EPS Up 63%

PALO ALTO, Calif. — Varian, Inc. (NasdaqGS: VARI) today reported that revenues for the first quarter of fiscal year 2007 increased 11.3% from the first quarter of fiscal year 2006, with double-digit sales growth for both industrial and life science applications. Demand was particularly strong within Europe and Asia Pacific, which more than offset softness in North America. Revenues were $217.9 million in the first quarter of fiscal year 2007, compared to $195.7 million in the first quarter of fiscal year 2006.

Non-GAAP (adjusted) net earnings for the first quarter of fiscal year 2007 increased 34.3% to $18.9 million, or $0.61 diluted earnings per share, compared to $14.1 million, or $0.44 diluted earnings per share, in the first quarter of fiscal year 2006. On a GAAP basis, net earnings in the first quarter of fiscal year 2007 were $15.4 million, or $0.49 diluted earnings per share, compared to $9.7 million, or $0.30 diluted earnings per share, in the first quarter of fiscal year 2006.

Adjusted operating earnings increased 34.5% to $28.4 million in the first quarter of fiscal year 2007, compared to $21.1 million in the first quarter last year. Adjusted operating profit margin was 13.0% in the first quarter of fiscal year 2007, compared to 10.8% in the prior-year quarter. The improvements in adjusted operating earnings and adjusted operating profit margin were primarily the result of a mix shift toward higher-margin products, the transition to internally sourced magnets for magnetic resonance products and sales volume leverage. On a GAAP basis, operating earnings were $22.9 million and operating profit margin was 10.5% in the first quarter of fiscal year 2007, compared to $14.7 million and 7.5%, respectively, in the same quarter a year ago.

“Our strategy continues to work and resulted in another quarter of strong growth in revenues and profitability,” commented Garry W. Rogerson, President and CEO. “Demand in most markets continues to be robust and our newer products are gaining traction. The strength and breadth of our product lines and of our sales and support organization position us to deliver another record year.”

For a complete reconciliation of non-GAAP (adjusted) financial information used in this press release to the most directly comparable GAAP financial information, please refer to the attached Reconciliations of GAAP to Adjusted Results, Actual.

Results by Segment

Scientific Instruments revenues for the first quarter of fiscal year 2007 were $176.9 million, representing an increase of 9.7% over revenues of $161.3 million in the first quarter of the prior fiscal year. Adjusted operating profit margin was 12.7% in the first quarter of fiscal year 2007, compared to 11.2% in the prior-year quarter. On a GAAP basis, operating profit margin was 10.7% in the first quarter of fiscal year 2007, compared to 7.8% in the same quarter a year ago.

Vacuum Technologies revenues increased 19.2% to $41.1 million in the first quarter of fiscal year 2007, compared to $34.4 million in the first quarter of fiscal year 2006. Adjusted operating profit margin was 22.2% in the first quarter of fiscal year 2007, compared to 18.5% in the first quarter of the prior fiscal year. On a GAAP basis, operating profit margin was 20.4% in the first quarter of fiscal year 2007, compared to 17.7% in the prior-year quarter.

For the combined segments, adjusted operating profit margin before unallocated corporate costs was 14.5% in the first quarter of fiscal year 2007, compared to 12.5% in the prior-year quarter. On a GAAP basis, operating profit margin before unallocated corporate costs was 12.5% in the first quarter of fiscal year 2007, compared to 9.6% in the first quarter of fiscal year 2006.

Conference Call

Varian, Inc. will be holding a conference call later today, January 24, 2007, at 2:00 p.m. Pacific time. The call may be heard via the Internet by going to www.varianinc.com, clicking on the Investors link at the bottom of the right side of the page, and then clicking on the Live Webcast link.

Non-GAAP (Adjusted) Financial Measures

This press release includes non-GAAP (adjusted) financial measures for cost of sales, selling, general and administrative expenses, research and development expenses, purchased in-process research and development, operating earnings, operating profit margins, income tax expense, net earnings and diluted earnings per share. These non-GAAP financial measures exclude share-based compensation expense, acquisition-related intangible and inventory write-up amortization and in-process research and development charges and restructuring and other related costs. Reconciliations of each of these non-GAAP financial measures to the most directly comparable financial measures are detailed in the Reconciliations of GAAP to Adjusted Results attached to this press release. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding acquisition-related intangible and inventory write-up amortization and in-process research and development charges provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends. In addition, investors have indicated to us that they analyze the benefits of acquisitions based on the cash return on the investment made, and thus consider financial measures excluding acquisition-related intangible and inventory write-up amortization and in-process research and development charges as important, useful information.

We similarly believe that excluding share-based compensation expense and restructuring and other related costs (principally related to facility closures and employee terminations to improve operational efficiency) provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods. Investors have indicated that they consider financial measures of our results of operations excluding share-based compensation expense and restructuring and other related costs as important supplemental information useful to their understanding of our historical results and estimating of our future results.

We also believe that, in excluding share-based compensation expense, acquisition-related intangible and inventory write-up amortization and in-process research and development charges and restructuring and other related costs, our non-GAAP financial measures provide investors with transparency into what is used by management to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, our financial measures prepared in accordance with GAAP.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management’s current expectations, are not guarantees of future performance, and involve certain risks and uncertainties that could cause the company’s actual results to differ materially from management’s current expectations and the forward-looking statements made in this press release. Those risks and uncertainties include, but are not limited to, the following: whether we will succeed in new product development, commercialization, performance and acceptance; whether we can achieve continued growth in sales for both life science and industrial applications; risks arising from the timing of shipments, installations and the recognition of revenues on fourier-transform mass spectrometers (FTMS) and certain magnetic resonance (MR) products, including nuclear magnetic resonance (NMR) and MR imaging systems and superconducting magnets; the impact of shifting product mix on profit margins; competitive products and pricing; economic conditions in the company’s product and geographic markets; whether we will see continued and timely delivery of key raw materials and components by suppliers; foreign currency fluctuations that could adversely impact revenue growth and earnings; whether we will see sustained or improved market investment in capital equipment; whether we will see reduced demand from customers that operate in cyclical industries; the impact of any delay or reduction in government funding for research; our ability to successfully evaluate, negotiate and integrate acquisitions; the actual costs, timing and benefits of restructuring and other efficiency improvement activities; the timing and amount of discrete tax events; the timing and amount of share-based compensation; and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission. We disclaim any intent or obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise.

About Varian, Inc.

Varian, Inc. is a leading worldwide supplier of scientific instruments and vacuum technologies for life science and industrial applications. The company provides complete solutions, including instruments, vacuum components, laboratory consumable supplies, software, training and support through its global distribution and support systems. Varian, Inc. employs approximately 3,700 people and operates manufacturing facilities in 13 locations in North America, Europe and Asia Pacific. Varian, Inc. had fiscal year 2006 sales of $835 million, and its common stock is traded on the NASDAQ Global Select Market under the symbol, “VARI.” Further information is available on the company’s Web site: www.varianinc.com.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(In thousands, except per share amounts)

First Quarter FY 2007 and First Quarter FY 2006

	Fiscal Quarter Ended
	December 29, 2006		December 30, 2005
Sales	$217,938		$195,737
Cost of sales	118,239	(1)	109,816	(7)

Gross profit	99,699		85,921

Operating expenses
Selling, general and administrative	61,201	(2)	56,576	(8)
Research and development	15,610	(3)	13,939	(9)
Purchased in-process research and development	—		756	(10)

Total operating expenses	76,811		71,271

Operating earnings	22,888	(4)	14,650	(11)

Interest income (expense)
Interest income	1,269		1,095
Interest expense	(534)		(537)

Total interest income, net	735		558

Earnings before income taxes	23,623		15,208
Income tax expense	8,268	(5)	5,549	(12)

Net earnings	$15,355	(6)	$9,659	(13)

Net earnings per diluted share	$0.49	(6)	$0.30	(13)

Diluted shares outstanding	31,058		31,713

NON-GAAP (ADJUSTED) FINANCIAL MEASURES (see also attached reconciliations of GAAP to Adjusted results for each of these measures):

(1)	$116,514 on an adjusted basis excluding $1,346 in acquisition-related intangible amortization, $271 in acquisition-related inventory write-up amortization and $108 in share-based compensation expense.
(2)	$57,576 on an adjusted basis excluding $901 in acquisition-related intangible amortization, $115 in restructuring and other related costs and $2,609 in share-based compensation expense.
(3)	$15,482 on an adjusted basis excluding $128 in share-based compensation expense.
(4)	$28,366 on an adjusted basis excluding the adjustments described in items (1) – (3) above.
(5)	$10,215 on an adjusted basis excluding the tax impact of the adjustments described in items (1) – (3) above.
(6)	$18,886 and $0.61 per share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (1) – (3) above.
(7)	$106,754 on an adjusted basis excluding $1,024 in acquisition-related intangible amortization, $1,948 in acquisition-related inventory write-up amortization and $90 in share-based compensation expense.
(8)	$54,066 on an adjusted basis excluding $737 in acquisition-related intangible amortization and $1,773 in share-based compensation expense.
(9)	$13,833 on an adjusted basis excluding $106 in share-based compensation expense.
(10)	$0 on an adjusted basis excluding $756 related to an acquisition-related in-process research and development charge.
(11)	$21,084 on an adjusted basis excluding the adjustments described in items (7) – (10) above.
(12)	$7,575 on an adjusted basis excluding the tax impact of the adjustments described in items (7) – (9) above.
(13)	$14,067 and $0.44 per share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (7) – (9) above.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except par value amounts)

	December 29,	September 29,
	2006	2006
ASSETS

Current assets
Cash and cash equivalents	$141,303	$154,155
Accounts receivable, net	170,411	177,037
Inventories	141,936	133,662
Deferred taxes	33,383	33,235
Prepaid expenses and other current assets	17,194	15,728

Total current assets	504,227	513,817
Property, plant and equipment, net	111,089	112,528
Goodwill	187,772	181,563
Intangible assets, net	36,864	39,143
Other assets	15,443	14,543

Total assets	$855,395	$861,594

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Current portion of long-term debt	$1,250	$2,500
Accounts payable	74,157	73,138
Deferred profit	13,715	13,796
Accrued liabilities	166,636	169,063

Total current liabilities	255,758	258,497
Long-term debt	25,000	25,000
Deferred taxes	3,773	3,721
Other liabilities	19,358	22,336

Total liabilities	303,889	309,554

Stockholders’ equity
Preferred stock—par value $0.01, authorized—1,000 shares; issued—none	—	—
Common stock—par value $0.01, authorized—99,000 shares; issued and outstanding— 30,227 shares at December 29, 2006 and 30,870 shares at September 29, 2006	316,892	319,090
Retained earnings	191,080	204,182
Accumulated other comprehensive income	43,534	28,768

Total stockholders’ equity	551,506	552,040

Total liabilities and stockholders’ equity	$855,395	$861,594

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	Fiscal Quarter Ended
	December 29,	December 30,
	2006	2005
Cash flows from operating activities
Net earnings	$15,355	$9,659
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	6,793	6,344
(Gain) loss on disposition of property, plant and equipment	(34)	89
Purchased in-process research and development	—	756
Share-based compensation expense	2,845	1,969
Tax benefit from share-based plans	1,205	1,856
Excess tax benefit from share-based plans	(1,173)	(1,799)
Deferred taxes	(829)	(645)
Changes in assets and liabilities, excluding effects of acquisitions and divestitures:
Accounts receivable, net	10,068	11,497
Inventories	(5,663)	(3,628)
Prepaid expenses and other current assets	(1,084)	1,804
Other assets	286	(27)
Accounts payable	(337)	3,849
Deferred profit	(125)	1,431
Accrued liabilities	(7,467)	(13,412)
Other liabilities	(448)	1,047

Net cash provided by operating activities	19,392	20,790

Cash flows from investing activities
Proceeds from sale of property, plant and equipment	119	463
Purchase of property, plant and equipment	(2,054)	(4,074)
Purchase of businesses, net of cash acquired	—	(51,304)

Net cash used in investing activities	(1,935)	(54,915)

Cash flows from financing activities
Repayments of debt	(1,250)	(1,250)
Repurchase of common stock	(37,055)	(15,262)
Issuance of common stock	2,353	8,976
Excess tax benefit from share-based plans	1,173	1,799
Transfers to Varian Medical Systems, Inc.	(207)	(131)

Net cash used in financing activities	(34,986)	(5,868)

Effects of exchange rate changes on cash and cash equivalents	4,677	(1,812)

Net decrease in cash and cash equivalents	(12,852)	(41,805)
Cash and cash equivalents at beginning of period	154,155	188,494

Cash and cash equivalents at end of period	$141,303	$146,689

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands)

First Quarter FY 2007 and First Quarter FY 2006

	Fiscal Quarter Ended
	December 29,	December 30,
	2006	2005
TOTAL COMPANY
Cost of Sales
U.S. GAAP as reported	$118,239	$109,816
Adjustments:
Share-based compensation expense	(108)	(90)
Acquisition-related intangible amortization	(1,346)	(1,024)
Acquisition-related inventory write-up amortization	(271)	(1,948)

As adjusted	$116,514	$106,754

Selling, General and Administrative
U.S. GAAP as reported	$61,201	$56,576
Adjustments:
Share-based compensation expense	(2,609)	(1,773)
Acquisition-related intangible amortization	(901)	(737)
Restructuring and other related costs	(115)	—

As adjusted	$57,576	$54,066

Research and Development
U.S. GAAP as reported	$15,610	$13,939
Adjustments:
Share-based compensation expense	(128)	(106)

As adjusted	$15,482	$13,833

Purchased In-Process Research and Development
U.S. GAAP as reported	$—	$756
Adjustments:
Acquisition-related in-process research and development charges	—	(756)

As adjusted	$—	$—

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except margin data)

First Quarter FY 2007 and First Quarter FY 2006

	Fiscal Quarter Ended
	December 29,	December 30,
	2006	2005
TOTAL COMPANY (Continued)
Operating Earnings
U.S. GAAP as reported	$22,888	$14,650
Adjustments:
Share-based compensation expense	2,845	1,969
Acquisition-related in-process research and development charges	—	756
Acquisition-related intangible amortization	2,247	1,761
Acquisition-related inventory write-up amortization	271	1,948
Restructuring and other related costs	115	—

As adjusted	$28,366	$21,084

Operating Margins
U.S. GAAP as reported	10.5%	7.5%
Adjustments:
Share-based compensation expense	1.3	1.0
Acquisition-related in-process research and development charges	—	0.4
Acquisition-related intangible amortization	1.0	0.9
Acquisition-related inventory write-up amortization	0.1	1.0
Restructuring and other related costs	0.1	—

As adjusted	13.0%	10.8%

Income Tax Expense
U.S. GAAP as reported	$8,268	$5,549
Tax impact of adjustments:
Share-based compensation expense	1,023	714
Acquisition-related intangible amortization	789	623
Acquisition-related inventory write-up amortization	95	689
Restructuring and other related costs	40	—

As adjusted	$10,215	$7,575

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except per share data)

First Quarter FY 2007 and First Quarter FY 2006

	Fiscal Quarter Ended
	December 29,	December 30,
	2006	2005
TOTAL COMPANY (Continued)
Net Earnings
U.S. GAAP as reported	$15,355	$9,659
Adjustments:
Share-based compensation expense	1,822	1,255
Acquisition-related in-process research and development charges	—	756
Acquisition-related intangible amortization	1,458	1,138
Acquisition-related inventory write-up amortization	176	1,259
Restructuring and other related costs	75	—

As adjusted	$18,886	$14,067

Diluted Earnings Per Share
U.S. GAAP as reported	$0.49	$0.30
Adjustments:
Share-based compensation expense	0.06	0.04
Acquisition-related in-process research and development charges	—	0.02
Acquisition-related intangible amortization	0.05	0.04
Acquisition-related inventory write-up amortization	0.01	0.04
Restructuring and other related costs	—	—

As adjusted	$0.61	$0.44

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except margin data)

First Quarter FY 2007 and First Quarter FY 2006

	Fiscal Quarter Ended
	December 29,	December 30,
	2006	2005
TOTAL COMPANY EXCLUDING GENERAL (UNALLOCATED) CORPORATE COSTS
Operating Earnings
U.S. GAAP as reported	$27,252	$18,751
Adjustments:
Share-based compensation expense	1,753	1,274
Acquisition-related in-process research and development charges	—	756
Acquisition-related intangible amortization	2,247	1,761
Acquisition-related inventory write-up amortization	271	1,948
Restructuring and other related costs	115	—

As adjusted	$31,638	$24,490

Operating Margins
U.S. GAAP as reported	12.5%	9.6%
Adjustments:
Share-based compensation expense	0.8	0.7
Acquisition-related in-process research and development charges	—	0.4
Acquisition-related intangible amortization	1.0	0.8
Acquisition-related inventory write-up amortization	0.1	1.0
Restructuring and other related costs	0.1	—

As adjusted	14.5%	12.5%

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except margin data)

First Quarter FY 2007 and First Quarter FY 2006

	Fiscal Quarter Ended
	December 29,	December 30,
	2006	2005
SCIENTIFIC INSTRUMENTS SEGMENT
Operating Earnings
U.S. GAAP as reported	$18,867	$12,655
Adjustments:
Share-based compensation expense	1,030	1,002
Acquisition-related in-process research and development charges	—	756
Acquisition-related intangible amortization	2,247	1,761
Acquisition-related inventory write-up amortization	271	1,948
Restructuring and other related costs	115	—

As adjusted	$22,530	$18,122

Operating Margins
U.S. GAAP as reported	10.7%	7.8%
Adjustments:
Share-based compensation expense	0.5	0.6
Acquisition-related in-process research and development charges	—	0.5
Acquisition-related intangible amortization	1.2	1.1
Acquisition-related inventory write-up amortization	0.2	1.2
Restructuring and other related costs	0.1	—

As adjusted	12.7%	11.2%

VACUUM TECHNOLOGIES SEGMENT
Operating Earnings
U.S. GAAP as reported	$8,385	$6,096
Adjustments:
Share-based compensation expense	723	272

As adjusted	$9,108	$6,368

Operating Margins
U.S. GAAP as reported	20.4%	17.7%
Adjustments:
Share-based compensation expense	1.8	0.8

As adjusted	22.2%	18.5%

GENERAL (UNALLOCATED) CORPORATE
Operating Earnings
U.S. GAAP as reported	$(4,365)	$(4,101)
Adjustments:
Share-based compensation expense	1,092	695

As adjusted	$(3,273)	$(3,406)